U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 16, 2002



                            LEGENDS ENTERPRISES, INC.
                            -------------------------
        (Exact name of small business issuer as specified in its charter)



   Oregon                         0-31677                       93-1179335
   ------                         -------                       ----------
 State or other            Commission File Number          (IRS Employer ID No.)
jurisdiction of
 incorporation)

                                  Phoenix Park
                                 2 Shaker Place
                                   Building E
                                   Shirley, MA
                                   -----------
                    (Address of principal executive offices)

                              18848 SE Highway 212
                             Clackamas, Oregon 07915
                             -----------------------
                 (Former Address of principal executive offices)

                                      02420
                                      -----
                                   (Zip Code)

                                -----------------
                           (Issuer's Telephone Number)




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Item 2.  Acquisition and Disposition of Assets.

     Effective September 16, 2002, Legends Enterprises, Inc. (the "Company") acquired certain assets, including, but not limited to, patents, proprietary rights, trade names, manufacturing rights, certain test equipment, design information and intellectual property (hereinafter the "Assets"), all having to do with Microwave Blood and Fluid Warmer, and Blood Viral Inactivation research activities. The Assets purchased include 150 ThermoStat(TM)900 Blood and Fluid warmers which are used for controlled microwave warming of infused blood and intravenous fluids, and which are also the foundation of a proposed Blood Viral Inactivation System. The blood and fluid-warming units acquired by the Company are FDA approved. In consideration for these Assets, the Company authorized the issuance of 4,400,000 shares of its "restricted" Common Stock (post forward split) and also assumed a promissory note in the principal amount of $176,000. These Assets were acquired from John J. Mahoney, the Company's new President and Chief Executive Officer. A copy of the relevant agreement is included in this Report as Exhibit 10.2. As a result, management has undergone various changes and the Company's principal place of business has relocated to Phoenix Park, 2 Shaker Place, Building E, Shirley, MA, 01464.

     As part of this transaction, the Company also undertook a forward split of its issued and outstanding common stock, whereby ten (10) shares of common stock were issued in exchange for every one (1) share issued and outstanding. On the record date of this forward split, there were 500,000 shares of the Company's common stock issued and outstanding.

     As a result of the asset acquisition, the Company has accomplished its initial business objective as outlined in the Company's Form 10-SB Registration Statement of acquiring assets or a business entity and therefore the principal business plan of the Company has changed.

     The blood and fluid warmers are designed to improve the capability of medical practitioners to deliver blood and other fluids to the body. By warming the blood or fluid to optimal, precisely controlled temperatures these products are intended to protect against hypothermia in patients. Hypothermia is not only associated with morbid cardiac events, but also with the heightened risk of infection. Surgical wound infections have been found to be three times higher in hypothermic (temperatures below normal) patients. The Company anticipates that the ThermoStat(TM)900 products will give the medical community a new technology to deal with these inherent risks.

     The  ThermoStat(TM)900   units  include  sophisticated  microwave  hardware
equipment as well as disposable components. Acquired

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Assets include  patents for both hardware (150  ThermoStat(TM)900  units and the disposable plastic IV Administration sets. The different applications range from very low flow volumes (pediatrics) to high flow irrigation applications. To the best knowledge of the Company, these flow volume ranges are outside of the capabilities of any products on the market today. In addition to precisely controlling temperature, the Company believes that these devices will also have significant other advantages over all other competing products currently being marketed.

     The ultimate objective of the Viral Inactivation unit is to reduce a patient's circulating viral load. When the circulating viral load is greatly reduced any remaining virus in the body should either be able to be controlled by the body's own immune system, or by anti-viral drugs. The World Health Organization estimates that over 2.2 billion people are infected with Hepatitis B, Hepatitis C or HIV.

Corporate Strategy

     Management has established a sequential plan for its development and success. The Company has a decided advantage because it begins with a fully FDA approved medical technology, 150 ThermoStat(TM)900 units available and ready to be placed, manufacturing molds and dyes from which new machines may be fabricated, a year's supply of disposable IV Administration sets to support the 150 ThermoStat(TM)900 units, and the design and initial testing protocols for the introduction of a ViroKill(TM) device. While no assurances can be provided, given these resources, the Company believes it can be in full operation and profitable within a year after commencing its operations and has substantial expectations for the future success of its ViroKill(TM) product. To successfully exploit these resources and to attain its objectives in providing new and critically important new technology, the Company intends to follow a strategy as outlined below.

     The Company will immediately seek sufficient capital to establish its base operations enabling it to rapidly place ThermoStat(TM)900 devices in the New England region. To accomplish this it will recruit and hire experienced salespeople with established ties to the hospital community and working knowledge of medical equipment.

     The Company expects to locate all of its resources in one facility of modest means in order to keep its operating expenses at a minimum and leverage its resources for service and technical support of its products. The location of the facility is in the heart of a technical workforce needed to maintain service support to the medical community.


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     In order to support the rapid  expansion and market  penetration  expected, the Company will immediately seek to increase its capital base through the sale of Company equity.

     This addition of capital will greatly facilitate the expansion of needed inventory. While the Company has obtained sufficient inventory to provide for the first twelve months of its initial operations, it must also provide for the relatively slow method of payment prevalent in the medical field, the cost associated with a marketing strategy that allows for its product to be given to the customer, the cost of seeking approval for its ViroKill(TM) device and the need for an aggressive marketing and advertising campaign.

     Management expects that it could have a ViroKill(TM) device available for overseas distribution within 18 months. Product acceptance for overseas sales can be realistically expected to commence in the second year of its operations. The Company is working with a firm in Germany to begin the CE mark certification process required by the EU. The likelihood of this eventuality will require that Management address the need to gear up and provide high levels of manufacturing, to be supplemented by the required technical support, distribution, and inventory levels appropriate to another level of production.

     At the same time, Management feels obligated to itself and its shareholders to be sure that the Company can and will survive if such eventualities are slow to arrive or do not take place at all Management's current strategy is to maintain the relatively low cost operation in support of the ThermoStat(TM)900 until the ViroKill(TM) device has been tested and approved, and will restrain production until orders and payments have been arranged for the new product.

Operations

     The Company intends to distribute blood and fluid warming devices (ThermoStat(TM)900), as well as the consumable supplies required to operate the device. The Company owns patent rights to the warming device, and to the disposable IV Administration sets (consumable supplies). The Company owns the necessary tooling to manufacture the patented component parts of the IV Administration sets, and intends to acquire the tooling for the manufacture of the ThermoStat(TM)900.

     The Company also intends to conduct studies to demonstrate that viruses can be selectively destroyed in blood and blood fractions while avoiding undesirable effects on blood component integrity. Following successful demonstration of this ability, the Company intends to design, manufacture and sell a bedside system to kill virus particles prior to patients receiving transfusions of blood or blood fractions. Clinical research will then continue to pursue the longer-term goal of developing an extracorporeal, in- line microwave based method of reducing a patient's circulating viral load. While no assurances can be provided, the medical benefits of such treatment may well be profound. Reduced viral load should enable anti-viral drugs and the body's own immune system to control any virus remaining in the body.

     The 150 FDA approved ThermoStat(TM)900 units are expected to be distributed to the approximately 8,100 hospitals and Trauma Centers in the United States. Distribution channels will include sales personnel employed by the Company and a network of manufacturer's representatives. Company employed sales personnel are expected to be utilized in the New England area. Manufacturer's representatives are expected to cover the remainder of the country. The Company expects to begin operations with one sales representative. This individual will have sold similar products into hospital settings and will probably have been employed by a major competitor.

     The equipment sales cycle is projected to be two months. The sales personnel will manage consumable inventories. Customers will be encouraged to maintain a minimum supply level.

     The existing 150 ThermoStat(TM)900 units and disposable IV Administration sets will are housed in Shirley, MA. Future equipment and supply inventories will also be housed in the Shirley, MA facility. Units will be readied for customer delivery by our service technicians in the Shirley, MA facility. Installation and on-site training will be provided by the salesperson. The ThermoStat(TM)900 units and consumable supplies will be FOB the customer's location.

     The Company is prepared to begin manufacture of the ThermoStat(TM)900 and supplies at any time. Given current unit placement and supply consumption projections the Company anticipates it will begin manufacturing operations ten months from sale and placement of its first ThermoStat(TM)900. This will insure an uninterrupted inventory of blood and fluid warmers and supplies.

     The Company plans to have certain component parts of the ThermoStat(TM)900 manufactured in South Africa, and shipped to the United States for final assembly, testing and FDA documentation. The Company has an agreement in principle with a manufacturing organization in South Africa to produce the parts. They have a duplicate set of tooling and could begin production immediately. The Company intends to acquire the tooling.

     The patented component parts of the supply sets will be manufactured in Germany. The Company has an agreement in principle with a company in Germany to manufacture the parts and ship them to the United States. The final IV Administration set packets will be assembled locally in an FDA approved sterile facility. The German

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firm has the necessary drawings to produce the tooling and begin  manufacturing.
(The Company owns the drawings and will own the rights to the tooling.) The IV Administration sets can also be manufactured in the United States utilizing tooling the company owns.

     Strategic alliances have been established in Germany and South Africa for specific reasons. While the Company can continue to manufacture parts for the ThermoStat(TM)900's and IV Administration sets in the United States, off shore manufacturing could prove to be more economical. The Company hopes to establish a relationship with a clinical trial partner in South Africa. The Company's South African manufacturing partner has indicated they would work with the government of South Africa to facilitate the sale and placement of ViroKill(TM) units when as and if developed. The Company feels it would be beneficial to introduce ViroKill(TM) in a country where ten percent of the population is HIV positive.

Marketing and Sales Strategy

     The Company intends to focus its initial marketing and sales efforts on approximately 100 hospitals in the New England region. It intends to sell its ThermoStat(TM)900 warmer where it is able and will give it away when necessary to compete with an entrenched competitor that uses a similar marketing technique. The disposables are a high margin item and will be sold continuously to the installed ThermoStat(TM)900 unit base in the field. No other company will be able to manufacture and/or sell the disposable because it is unique and covered by Company's patents.

     The personnel within the hospital to whom the marketing effort will be directed are the anesthesiologist and the anesthesiology technician. They will contacted by a direct sales call. Those individuals may also be reached by Company advertising in anesthesiology journals. The Company also expects to have a presence at anesthesiology conferences and medical device shows. The anesthesiologist is targeted because, in operating arenas, where the ThermoStat(TM)900 will be used, the anesthesiologist is responsible for managing a patient's vital signs, as well as controlling the flow of all fluids to the patient.

     The actual sale can take up to two months and is usually preceded by a month of trials with free disposables. During this time the salesperson will spend two or three days in the hospital teaching the nurses how to use the machine. Frequent follow-up during this trial period is essential to make sure that the trial goes smoothly.

     Rapid deployment of sales and marketing efforts at this time is important. There have been problems that have developed with the current industry leader's product. Potential hospital liability

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associated with using water bath heating technologies,  results from leaking hot water warming systems. Journal articles and industry papers highlighting the problems of leakage with the water based systems gives the Company a clear opportunity to displace competitor's units in a variety of locations.

Future Product Development

     As a further result of the Asset acquisition, the Company intends to develop an additional product using the existing ThermoStat(TM)900 technology. This product will be designed to reach and hold temperatures sufficient to kill blood-borne viruses (ViroKill(TM) without causing significant damage to the blood. The ViroKill(TM) technology will utilize precisely controlled (time and temperature) microwaves to rapidly heat blood safely to temperatures above 70C. Controlled experiments have shown that at such temperatures viral destruction is achieved. The Company must determine the time/temperature relationship required to kill viruses, while limiting damage to the blood. When the time/ temperature relationship is determined, blood could be cleansed of viruses using an extracorporeal method, similar to the one used for hemodialysis.

     The Company's future research and development efforts will be focused entirely on completing the assembly of the ViroKill(TM) machine and the fieldwork needed in order that it be tested and approved for use with humans.

     The Company intends to begin discussions with representatives of the Medical University of Southern Africa (MEDUNSA)in order to determine their ability and willingness, and the cost, of conducting the blood studies and clinical trials necessary to support the expected claims of the ViroKill(TM) system (to kill blood- borne viruses without damaging the blood). Expectations at this time are that the machine can be produced for testing within six months and field-testing will take from six months to a year. Confidence in the technology is so strong and the need to control viruses so acute, the Government of South Africa may well permit human testing when as and if positive initial results are available.

Government Regulations

     The field of medical product development, manufacture, sales and distribution is very heavily regulated. The approval process overseen by the Federal Drug Administration can be protracted and costly. It is not unreasonable to expect that new and innovative medical equipment can take up to five years to be approved. Approval by the FDA requires extensive field-testing and there can be no assurances that once a protocol has been established that the approvals will be forthcoming. At each step along the way in the

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approval  process  the FDA can reset  the time  clock by  establishing  more and different criteria that must be met.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     The Registrant hereby undertakes to file with the Commission an amendment to this Form 8-K wherein the Registrant shall provide the audited financial statements of the Assets and the Company's pro forma financial statements within sixty (60) days after the filing of this Form 8-K.


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LEGENDS ENTERPRISES, INC.
                                        (Registrant)

                                        Dated: September 17, 2002


                                        By:s/ John J. Mahoney
                                           --------------------------------
                                           John J. Mahoney, President



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